EXHIBIT 21



                           SUBSIDIARIES OF REGISTRANT
                     FIRST NATIONAL COMMUNITY BANCORP, INC.




              Name                         Date of Incorporation                 Incorporation
              ----                         ---------------------                 -------------
First National Community Bank              October 10, 1910                      United States of America